SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2008

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On February 11, 2008, Richard M. Beyer notified the Board of Directors of Intersil Corporation (“Intersil”) of his decision to relinquish his position as Chief Executive Officer and to resign from his position as a Director of Intersil Corporation, effective February 13, 2008. Mr. Beyer will remain employed by and continue to work with Intersil’s Board of Directors and the Intersil management team through a transition period.

(c)	On February 11, 2008, the Board of Directors of Intersil appointed David B. Bell, Intersil’s President and Chief Operating Officer, as its Chief Executive Officer, effective February 13, 2008.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: February 13, 2008	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-99.1	Press Release dated and issued February 13, 2008 announcing the resignation of Mr. Richard M. Beyer as CEO and as a director of Intersil Corporation and the appointment by the Board of Directors of Mr. David B. Bell, currently President and COO, to the positions of President and CEO, both effective February 13, 2008.